UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2015

4Licensing Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-7843	13-2691380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Third Avenue, 17th Floor,
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 758-7666

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2015, 4Licensing Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Leslie G. Rudd Living Trust (“Buyer”), pursuant to which the Company (i) agreed to issue to Buyer (a) 769,381 shares (the “Initial Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and (b) warrants (the “Initial Warrants”) to purchase up to an additional 1,538,462 shares of Common Stock at an exercise price of $0.72 per share (the “Exercise Price”) for an aggregate purchase price of $500,000 (the “Initial Offering”) and (ii) granted Buyer an option, which expires on January 30, 2025, to purchase in one or more transactions up to an additional (a) 6,923,077 shares (the “Option Shares”) of Common Stock and (ii) warrants (the “Option Warrants,” together with the Initial Warrants, the “Warrants”) to purchase up to an additional 6,923,077 shares of Stock at the Exercise Price for an aggregate purchase price of $4,500,000 in one or more transactions.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 30, 2015, the Initial Offering closed and the Company issued and sold to Buyer the Initial Shares and the Initial Warrants and received $500,000.

The Initial Warrants are and, upon issuance, the Option Warrants will be, exercisable immediately and expire ten years from the date of issuance. The exercise price and the number of shares of Common Stock underlying the Warrants and issuable upon exercise of the Warrants are subject to customary anti-dilution adjustments to reflect any stock split, stock dividend, exchange of stock, reclassification or other transaction having a similar effect as set forth in the terms of the Warrants.  Subject to certain exceptions, including the issuance of Common Stock or other equity awards pursuant to the Company’s equity compensation plans, the exercise price of the Warrants is subject to weighted-average anti-dilution protection in the event of further issuances of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock at a purchase price less than the then-current exercise price of the Warrants.  In addition, upon the occurrence of certain “fundamental transactions,” such as a merger or consolidation of the Company into another entity or a sale of all or substantially all of the Company’s assets in a single transaction or a series of transactions, the holders of the Warrants, at their option, will be entitled to receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such “fundamental transaction” by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such “fundamental transaction.” A copy of the Warrant is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Additionally, in connection with the Initial Offering, the Company issued warrants to purchase an aggregate of 854,789 shares of Common Stock (collectively with the Initial Shares and the Initial Warrants, the “Securities”) to the investors party to the Securities Purchase Agreement (the “2014 Purchase Agreement”), dated as of March 25, 2014, by and among 4Licensing Corporation, Cleveland Capital, L.P., Prescott Group Aggressive Small Cap Masterfund, GP and the Guarantors listed on Annex I thereto, in accordance with its obligations under the 2014 Purchase Agreement and for no further consideration. The warrants issued pursuant to the 2014 Purchase Agreement are subject to the terms described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2014 and contained in the Form of Warrant attached thereto as Exhibit 4.2.

The Securities were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Warrant, dated as of January 30, 2015

10.1	Securities Purchase Agreement, dated as of January 30, 2015, by and among 4Licensing Corporation and the Leslie G. Rudd Living Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4LICENSING CORPORATION

	By:	/s/ Bruce R. Foster
		Name:	Bruce R. Foster
		Title:	Chief Executive Officer

Date: February 5, 2015

Exhibit Index

Exhibit Number	Description

4.1	Warrant, dated as of January 30, 2015

10.1	Securities Purchase Agreement, dated as of January 30, 2015, by and among 4Licensing Corporation and the Leslie G. Rudd Living Trust